Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest Rate	Maturity Date	December 31, 2022
PPL
PPL Capital Funding
Senior Unsecured Notes
69352PAL7	3.100%	05/15/2026	$650
69352PAQ6	4.125%	04/15/2030	431
69352PAH6	4.700%	06/01/2043	71
69352PAJ2	5.000%	03/15/2044	177
69352PAM5	4.000%	09/15/2047	237
Total Senior Unsecured Notes			1,566
Junior Subordinated Notes
69352PAC7 [1]	7.395%	03/30/2067	480
Total Junior Subordinated Notes			480
Total PPL Capital Funding Long-term Debt			2,046
PPL Electric
Senior Secured Notes/First Mortgage Bonds			4,289
Senior Unsecured Notes			250
Total PPL Electric Long-term Debt			4,539
LG&E
Senior Secured Notes/First Mortgage Bonds			2,024
Senior Unsecured Notes			300
Total LG&E Long-term Debt [2]			2,324
KU
Senior Secured Notes/First Mortgage Bonds			2,642
Senior Unsecured Notes			300
Total KU Long-term Debt [2]			2,942
RI
Senior Secured Notes/First Mortgage Bonds			2
Senior Unsecured Notes			1,500
Total RI Long-term Debt			1,502
Total Long-term Debt Before Adjustments			13,353

Unamortized premium and (discount), net			(32)
Unamortized debt issuance costs			(78)
Total Long-term Debt			13,243
Less current portion of Long-term Debt			354
Total Long-term Debt, noncurrent			$12,889

	Interest Rate	Maturity Date	December 31, 2022
PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BZ4	2.625%	02/15/2027	$108
524808BY7	3.000%	09/01/2029	116
70869MAD8	0.400%	10/01/2023	90
69351UAY9 [1]	3.825%	06/24/2024	650
69351UAX1 [1]	4.974%	09/28/2023	250
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
69351UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAV5	4.150%	06/15/2048	400
69351UAT0	4.150%	10/01/2045	350
69351UAU7	3.950%	06/01/2047	475
69351UAW3	3.000%	10/01/2049	400
Total Senior Secured Notes/First Mortgage Bonds			4,289
Senior Unsecured Notes
N/A [4]	5.175%	03/16/2024	250
Total Senior Unsecured Notes			250
Total Long-term Debt Before Adjustments			4,539

Unamortized discount			(22)
Unamortized debt issuance costs			(31)
Total Long-term Debt			4,486
Less current portion of Long-term Debt			340
Total Long-term Debt, noncurrent			$4,146

	Interest Rate	Maturity Date	December 31, 2022
LG&E
Senior Secured Notes/First Mortgage Bonds
546676AU1	5.125%	11/15/2040	$285
546676AV9	4.650%	11/15/2043	250
546676AW7	3.300%	10/01/2025	300
546676AX5	4.375%	10/01/2045	250
546676AY3	4.250%	04/01/2049	400
546749AU6	1.350%	11/01/2027	35
546749AT9 [2]	2.000%	10/01/2033	128
546749AR3 [2]	1.750%	02/01/2035	40
546749AS1	0.900%	09/01/2026	23
546751AN8 [3]	3.600%	06/01/2033	31
546751AM0 [3]	3.700%	06/01/2033	35
896221AD0 [2]	3.750%	06/01/2033	60
896224BC5	0.625%	09/01/2026	27
896224BB7	1.350%	11/01/2027	35
896224BA9 [2]	1.300%	09/01/2044	125
Total Senior Secured Notes/First Mortgage Bonds			2,024
Senior Unsecured Notes
N/A [4]	5.223%	7/29/2024	300
Total Senior Unsecured Notes			300
Total Long-term Debt Before Adjustments			2,324

Unamortized discount			(4)
Unamortized debt issuance costs			(13)
Total Long-term Debt			2,307
Less current portion of Long-term Debt			—
Total Long-term Debt, noncurrent			2,307

	Interest Rate	Maturity Date	December 31, 2022

KU
Senior Secured Notes/First Mortgage Bonds
144838AA7 [3]	2.905%	02/01/2032	$21
144838AB5 [3]	2.500%	02/01/2032	3
144838AE9 [2]	1.550%	09/01/2042	96
14483RAQ0 [2]	3.375%	02/01/2026	18
14483RAR8 [2]	1.750%	10/01/2034	50
14483RAU1 [2]	2.125%	10/01/2034	54
14483RAV9 [2]	2.000%	02/01/2032	78
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BK2	3.300%	10/01/2025	250
491674BL0	4.375%	10/01/2045	550
491674BM8	3.300%	06/01/2050	500
587824AA1 [3]	2.850%	02/01/2032	7
587829AD4	1.300%	05/01/2023	13
62479PAA4 [3]	2.500%	02/01/2032	2
Total Senior Secured Notes/First Mortgage Bonds			2,642
Senior Unsecured Notes
N/A [4]	5.223%	7/29/2024	300
Total Senior Unsecured Notes			300
Total Long-term Debt Before Adjustments			2,942

Unamortized premium			5
Unamortized discount			(9)
Unamortized debt issuance costs			(18)
Total Long-term Debt			2,920
Less current portion of Long-term Debt			13
Total Long-term Debt, noncurrent			$2,907

	Interest Rate	Maturity Date	December 31, 2022

RI
Senior Secured Notes/First Mortgage Bonds
743753D@1	7.500%	12/15/2025	2
Total Senior Secured Notes/First Mortgage Bonds			2
Senior Unsecured Notes
631005BJ3	3.395%	04/09/2030	600
631005BH7	3.919%	08/01/2028	350
631005BF1	4.170%	12/10/2042	250
631005BC8	5.638%	03/15/2040	300
Total Senior Unsecured Notes			1,500
Total Long-term Debt Before Adjustments			1,502

Unamortized discount			—
Unamortized debt issuance costs			(5)
Total Long-term Debt			1,497
Less current portion of Long-term Debt			1
Total Long-term Debt, noncurrent			1,496

(1)Securities are in a floating rate mode through maturity.
(2)Securities are currently in a term rate mode. Securities may be put back to the company, or called by the company, on a date prior to the stated maturity date.
(3)Securities have a floating rate of interest that periodically resets. Securities may be put back to the company on a date prior to the stated maturity date.
(4)No CUSIP - Facility loan.